THOMAS NELSON, INC.
                             501 Nelson Place
                             P.O.  Box 141000
                      Nashville, Tennessee 37214-1000

                ----------------------------------------

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                ----------------------------------------



     The Annual Meeting of Shareholders (the "Annual Meeting") of Thomas Nelson, Inc. (the "Company") will be held at the Hilton Suites Nashville, 121 4th Avenue South, Nashville, Tennessee, at 11:00 a.m., local time, on Thursday, August 21, 2003, for the following purposes:

  1. To elect two directors in Class Two to serve for a term of three years and until their respective successors are elected and take office, or until their earlier resignation; and to elect one director in Class One to serve for a term of one year, in place of a board member who retired;

  2. To consider and act upon a proposal to adopt the Company's 2003 Stock Incentive Plan; and

  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on June 23, 2003 will be entitled to notice of and to vote at the Annual Meeting.

     Whether or not you plan to attend the meeting in person, please complete, date, sign, and return promptly the enclosed proxy. The proxy may be revoked at any time prior to the exercise thereof, and submitting the proxy will not affect your right to attend the Annual Meeting and vote in person.


                                  By order of the Board of Directors.


                                      /S/ Joe L. Powers

                                  Joe L. Powers
                                  Executive Vice President and Secretary


Nashville, Tennessee
July 11, 2003



                            THOMAS NELSON, INC.
                             501 Nelson Place
                             P.O.  Box 141000
                      Nashville, Tennessee 37214-1000


                              ---------------

                              PROXY STATEMENT

                              ---------------


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thomas Nelson, Inc., a Tennessee corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on August 21, 2003 (the "Annual Meeting"), at the time and place and for the purposes set forth in the accompanying notice, and at any postponement or adjournment thereof. It is expected that this proxy statement, the form of proxy and the Company's Annual Report to Shareholders will be mailed to shareholders on or about July 11, 2003.

  Only shareholders of record at the close of business on June 23, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On such date, the issued and outstanding voting securities of the Company consisted of 13,359,097 shares of Common Stock (the "Common Stock") and 1,024,795 shares of Class B Common Stock (the "Class B Common Stock"). Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the Annual Meeting. Each share of Class B Common Stock entitles the holder to ten votes on each matter presented for action at the Annual Meeting.

     All proxies delivered pursuant to this solicitation may be revoked at any time prior to the voting thereof by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation, or duly executing a proxy bearing a later date. Submitting the proxy will not affect the right of the shareholder to attend the Annual Meeting and vote in person. If not revoked, all proxies that are properly signed and returned to the Company will be voted in accordance with instructions contained thereon. If no instructions are given, the persons named in the proxy will vote the shares represented thereby FOR the approval of the election as directors of all nominees set forth under PROPOSAL NO. 1 and FOR the adoption of the Company's 2003 Stock Incentive Plan ("2003 Incentive Plan") as set forth under PROPOSAL NO. 2. The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their best judgment.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


     The following table sets forth certain information as of the Record Date with respect to those persons known to the Company to be the beneficial owners (as defined by the rules of the Securities and Exchange Commission (the "Commission")) of more than five percent (5%) of either Common Stock or the Class B Common Stock and with respect to the beneficial ownership of the Common Stock and Class B Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table and all executive officers and directors of the Company as a group. Except as otherwise specified, the shares indicated are presently outstanding, and the Company believes the beneficial owner has sole voting and investment power over the indicated shares.

                                                          Amount of
                              Amount of                    Class B
                             Common Stock    Percent     Common Stock   Percent
                             Beneficially      of        Beneficially     of
Name of Beneficial Owner   Owned # (1) (2)    Class     Owned # (1)(2)   Class
-----------------------    ---------------   -------    --------------  -------
Sam Moore **** (3)            1,809,277        13.4%       603,830        54.9%
Gabelli Asset Mgmt., Inc.
   & Subsidiaries (4)         2,055,554        15.4           -             *
Dimensional Funds Advisors,
   Inc. (5)                     881,787         6.6           -             *
The TCW Group, Inc. (6)         775,400         5.8           -             *
Thomas Nelson, Inc. Savings
   and Investment Plan -
   Employee Benefits
   Committee (7)                720,492         5.4           -             *
Millard V. Oakley** (8)         549,259         4.1         19,542         1.9
S. Joseph Moore**, ***** (9)    365,727         2.7         93,835         9.2
Jesse T. Correll** (10)         300,580         2.3           -             *
Charles Z. Moore *****          196,892         1.5         68,665         6.7
Brownlee O. Currey, Jr.** (11)  194,754         1.5          4,035          *
Joe L. Powers*** (12)           154,261         1.2         58,489         1.2
W.  Lipscomb Davis, Jr.** (11)   23,843          *           2,531          *
Robert J. Niebel, Sr.** (11)     34,058          *           3,692          *
Philip Stoner*** (13)            26,254          *            -             *
Michael S. Hyatt*** (14)         31,761          *            -             *
Lee Gessner*** (15)              59,020          *            -             *
Ronald W. Blue****** (16)          -             *            -             *
All Executive Officers and
   Directors as a group
   (12 persons) (17)          3,590,256        26.2%       790,954        71.6%

----------------------------
     *  Indicates less than 1%.
    **  Director.
   ***  Named Officer.
  ****  Director and Named Officer.
 *****  Former Named Officer.
******  Director Nominee.


(1) Pursuant to the rules of the Commission, the shares subject to options held by directors and executive officers of the Company which are exercisable within 60 days of the Record Date are all deemed outstanding for the purpose of computing such director's or executive officer's percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other beneficial owners in the table. The share information assumes further that when such individuals can elect to receive either Common Stock or Class B Common Stock upon exercise of options, an election is made to receive Class B Common Stock.

(2) Shares of Class B Common Stock are convertible into an equal number of shares of Common Stock at the option of the holder, and, wherever applicable, share information set forth above with respect to the Common Stock assumes the conversion of all Class B Common Stock, including options convertible into either Common Stock or Class B Common Stock at the holder's option, by the holders thereof for an equivalent number of shares of Common Stock that may be so acquired by conversion during the 60-day period commencing on the Record Date.

(3) Includes shares issuable upon exercise of outstanding options to purchase 61,105 shares of Common Stock and 75,561 shares of Class B Common Stock under the Company's Amended and Restated 1992 Stock Incentive Plan (the "1992 Stock Incentive Plan"), 259,383 shares of Common Stock held by three trusts of which Mr. Moore is trustee, and 27,428 shares of Common Stock held by the Company's Employee Stock Ownership Plan (the "ESOP"), as to which Sam Moore has sole voting power. Sam Moore's spouse owns 31,418 shares of Common Stock and 3,435 shares of Class B Common Stock. Sam Moore's address is 501 Nelson Place, P.O. Box 141000, Nashville, Tennessee 37214-1000.

(4) As reflected in a Schedule 13D filed with the Commission on May 13, 2003 by Gabelli Asset Management, Inc. The address of Gabelli Asset Management, Inc. is One Corporate Center, Rye, New York 10580-1434.

(5) As reflected in a Schedule 13G/A filed with the Commission on February 11, 2003 by Dimensional Funds Advisors, Inc. The address of Dimensional Funds Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(6) As reflected in Schedule 13G filed with the Commission on December 30, 2002 by The TCW Group, Inc. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, CA 90017.

(7) Pursuant to the terms of the ESOP, the investment committee shares dispositive power with the ESOP participants. The address of Thomas Nelson, Inc. Savings & Investment Plan-Employee Benefit Committee is 501 Nelson Place, P.O. Box 141000, Nashville, Tennessee 37214-1000.

(8) Includes 14,000 shares of Common Stock issuable upon exercise of outstanding options under the 1992 Stock Incentive Plan and 12,500 shares of Common Stock, for which Mr. Oakley disclaims any voting or dispositive power, held by Mr. Oakley's spouse.

(9) Includes 22,750 shares of Common Stock and 36,785 shares of Class B Common Stock held by a trust of which S. Joseph Moore is a trustee and the sole beneficiary, 21,500 shares of Common Stock and 1,000 shares of Class B Common Stock owned by S. Joseph Moore as custodian for certain of
     S. Joseph Moore's children, 30,459 shares of Common Stock held by a trust for the benefit of S. Joseph Moore's sister of which S. Joseph Moore is trustee. S. Joseph Moore's spouse owns 9,625 shares of Common Stock.

(10) Mr. Correll was appointed to the Board of Directors on November 15, 2001.

(11) Includes 14,000 shares of Common Stock issuable upon exercise of outstanding options under the 1992 Stock Incentive Plan.

(12) Includes shares issuable upon exercise of outstanding options to purchase 45,000 shares of Common Stock under the 1992 Stock Incentive Plan and 44,252 shares of Common Stock held by the ESOP, as to which Mr. Powers has sole voting power. Mr. Powers' address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

(13) Includes shares issuable upon exercise of outstanding options to purchase 20,000 shares of Common Stock under the 1992 Stock Incentive Plan and 5,745 shares of Common Stock held by the ESOP as to which Mr. Stoner has sole voting power. Mr. Stoner's address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

(14) Includes shares issuable upon exercise of outstanding options to purchase 30,000 shares of Common Stock under the 1992 Stock Incentive Plan and 1,761 shares of Common Stock held by the ESOP as to which Mr. Hyatt has sole voting power. Mr. Hyatt's address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

(15) Includes 54,000 shares of Common Stock issuable upon exercise of outstanding options under the 1992 Stock Incentive Plan and 5,020 shares of Common Stock held by the ESOP as to which Mr. Gessner has sole voting power. Mr. Gessner's address is 501 Nelson Place, P.O. Box 141000, Nashville, TN 37214-1000.

(16) The Board nominated Ronald W. Blue for election as a Class One director to fill the vacancy created by the retirement of Andrew J. Young.

(17) Includes an aggregate of 89,481 shares of Common Stock held by the ESOP, and shares issuable upon exercise of options to purchase 314,834 shares of Common Stock and 5,000 shares of Class B Common Stock.





                               PROPOSAL NO. 1

                           ELECTION OF DIRECTORS


     The Amended and Restated Charter of the Company provides that the Board of Directors shall be divided into three classes with the classes to be as nearly equal in size as possible. The current Board of Directors consists of eight members, with the terms of office of the directors in Class Three expiring at the Annual Meeting. The incumbent directors whose terms of office extend beyond this Annual Meeting are as follows:

                                                         Annual Meeting
                                              Director      at which
          Name                                 Class      term expires
          ----                                --------   --------------
          Sam Moore.                           One            2004
          Jesse T. Correll                     Three          2005
          Brownlee O. Currey, Jr.              Three          2005
          W. Lipscomb Davis, Jr.               Three          2005


Class Two
---------

     The Board of Directors has nominated the following two persons for re-election as directors in Class Two with terms of office of three years expiring at the Annual Meeting of Shareholders to be held in 2006, or until their earlier resignation:

                              S. Joseph Moore
                             Millard V. Oakley

  Each of the foregoing nominees is currently a member of the Board of Directors and was previously elected as a director by the shareholders.


Class One
---------

     The Board of Directors has nominated Ronald W. Blue for election as a director in Class One to fill the vacancy created by the retirement from the Board of Directors of Andrew J. Young, with a term of office of one year expiring at the Annual Meeting of Shareholders to be held in 2004, or until his earlier resignation.

                              Ronald W. Blue

     Pursuant to the Company's bylaws, Mr. Young was deemed retired from the Board of Directors on the date of his seventy-first birthday, March 12, 2003, and therefore, his term ended on such date.

     Robert J. Niebel, Sr. is retiring from the Board of Directors when his term expires at the 2003 Annual Meeting of Shareholders. The Board has determined to decrease the size of the Board of Directors to seven members, effective upon the 2003 Annual Meeting of Shareholders.

     It is intended that proxies received in response to this solicitation will, unless otherwise specified, be voted in favor of the election of the above persons as directors of the Company for the terms set forth above and until their successors are elected and qualified. In case any of these persons are unable or decline to serve, it is intended, in the absence of contrary direction, that the proxies will be voted for the remaining nominee(s) and for substitute nominee(s) selected by the Board of Directors. The Board of Directors has no reason to expect that any of the nominees will not be available for election at the Annual Meeting, and therefore does not at this time have any substitute nominees under consideration.

     A plurality of the votes cast by the shares entitled to vote in the election is required to elect a director. Shareholders have no right to vote cumulatively for directors, but rather each shareholder may cast one vote for each share of Common Stock and ten votes for each share of Class B Common Stock held by such shareholder for each director to be elected. The Board of Directors recommends a vote FOR all nominees.

     The following table contains additional information concerning the incumbent directors who will remain in office and the director nominees. Except as indicated below, each director and nominee has been an employee of the firm(s) listed below as his principal occupation for more than the past five years.

                                                                       Director
Name                                Principal Occupation          Age    Since
-------------------------------------------------------------------------------

Ronald W. Blue            Chairman emeritus of Ronald Blue &       61  Nominee
                          Co., LLC from January 2002 to current;
                          Founder and CEO of Ronald Blue & Co.,
                          LLC from 1979 to January 2002, Board
                          of Directors of Campus Crusade for
                          Christ, Crown Financial Ministries,
                          and The National Christian Foundation
                          from 1999 to current.

Jesse T. Correll          President and Chairman of First          47    2001
(N)                       Southern Bancorp, Inc. from 1983 to
                          present.  Chairman and Chief
                          Executive Officer of United Trust
                          Group, Inc.

Brownlee O. Currey, Jr.   President, Currey Investments.           74    1984
(C, N & A)                Previously served as Chairman of the
                          Board of The Nashville Banner
                          Publishing Co. from January 1980
                          to May 1998.

W. Lipscomb Davis, Jr.    Partner of Hillsboro Enterprises         71    1984
(A & C)

Sam Moore                 Chairman of the Board, Chief             73    1961
(E & N)                   Executive Officer and President
                          of the Company; Sam Moore is the
                          father of S. Joseph Moore.

S. Joseph Moore           President of C.R. Gibson, Inc.           40    1995
(E)                       November 2001 to present; from
                          1995 to October 2001, served as
                          Executive Vice President of the
                          Company; S. Joseph Moore is the
                          son of Sam Moore.

Millard V. Oakley         Businessman managing private             73    1972
(C, E & N)                investments.

-----------------------

Member of Executive (E), Compensation (C), Nominating (N), Audit (A) Committee



Board and Committee Meetings
----------------------------

     The Board of Directors has four standing committees -- the Executive Committee, the Compensation Committee, the Audit Committee, and the Nominating Committee, the members of which are indicated in the previous table. The Executive Committee has all powers and authority vested in the Board of Directors, except the power to declare dividends or other corporate distributions or to remove members of the Board of Directors, but including the power to amend or repeal bylaws, to submit to shareholders matters that require shareholders' approval, and to fill vacancies on the Board of Directors or any committee of the Board of Directors. The Compensation Committee reviews and approves management compensation and administers the Company's retirement and incentive plans. The Nominating Committee recommends to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee will consider nominees recommended by the holders of the Common Stock and Class B Common Stock provided such proposed nominees are submitted to the Company in the manner and within the time limit for shareholder proposals as set forth within this proxy statement. The Audit Committee recommends to the Board of Directors the appointment of the independent auditors and reviews with the auditors' representatives the scope of their examination, their fees, the results of their examination, and any problems identified by the auditors regarding internal controls, together with their recommendations. The members of the Audit Committee have been determined to be independent, as required by the New York Stock Exchange's rules.

     During the last fiscal year, the Board of Directors held six meetings.
The Compensation Committee held one meeting, the Nominating Committee held three meetings and the Audit Committee held nine meetings during the fiscal year. Each of the incumbent directors attended at least 75% of the aggregate of all Board of Director meetings and meetings of committees on which he served during the last fiscal year, with the exception of Andrew J. Young, who attended 67% of the meetings.


                            EXECUTIVE COMPENSATION

     The following table provides information as to annual, long-term and other compensation during fiscal years 2003, 2002 and 2001 for the Company's Chief Executive Officer and the persons who, in fiscal 2003, were the other four most highly compensated executive officers of the Company (the foregoing are collectively defined as the "Named Officers").

                           Summary Compensation Table
                           --------------------------
                                                              Long-Term
                                                             Compensation
                                                                Awards
                                                             ------------
                                   Annual Compensation        Securities   All
                               -----------------------------  Underlying  Other
                                                 Other Annual  Options/  Compen-
Name and                                  Bonus  Compensation    SARs     sation
Principal Position      Year  Salary ($)   ($)        ($)      (#) (1)   ($) (2)
------------------      ----  --------- -------- ------------  -------   -------
Sam Moore               2003  $400,000  $196,300  $ 53,929(3)  100,000   $ 7,077
  President and Chief   2002   450,000   180,600    13,580(3)  220,000     4,846
  Executive Officer     2001   400,000         0   185,046(3)        0    14,495

Lee Gessner             2003   240,000    53,200         0           0     8,123
  Executive             2002   240,000         0         0      80,000     7,305
  Vice President        2001   203,200         0         0      20,000    14,574

Joe L. Powers           2003   225,000   136,300         0      20,000     8,343
  Executive Vice        2002   225,000    96,075         0      70,000     3,877
  President, Secretary  2001   210,000         0         0           0    14,625
  and Treasurer

Mike Hyatt              2003   200,000    80,500         0      60,000         0
  Executive Vice        2002   175,000   101,625         0      10,000         0
  President

Phil Stoner             2003   200,000    49,800         0      50,000     8,144
  Executive Vice        2002   175,000    89,600         0       7,500     8,693
  President

(1)  Represents the number of stock options granted under the Company's
     1992 Stock Incentive Plan.

(2) Represents amounts contributed to the Company's 401(k)/ESOP Plan by the Company.

(3) For 2003, represents various perquisites (net of taxes), including reimbursements of travel expenses ($28,631) and automobile expenses
     ($16,644).  For 2002, represents reimbursement of automobile expenses
     ($13,580), net of tax. For 2001, represents various perquisites (net of taxes), including reimbursements of automobile expenses ($15,411) and amounts paid to Sam Moore to enable him to pay the cost of the premiums on life insurance maintained on the joint lives of Sam Moore and his wife
     ($169,635). The life insurance payments were contemplated by an agreement between Sam Moore and the Company dated May 17, 1991. See "Employment and
     Termination Agreements." This policy was fully funded during fiscal 2001 and does not require any additional premiums to be paid.



                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------

     This table provides information as to options granted to the Named
Officers during fiscal year 2003.

                                                                 Potential
                          Percent of                         Realizable Value
                            Total                            At Assumed Annual
               Number of   Options                            Rates of Stock
               Securities  Granted                          Price Appreciation
               Underlying    in    Exercise                 For Option Term (2)
                Option     Fiscal   Price     Expiration   ---------------------
Name           Granted(#)   Year   ($/Sh)(3)     Date         5%          10%
              -----------  ------  ---------  ----------   --------   ----------
Sam Moore      93,316 (1)  20.5%    $13.60    05/29/2012   $798,129   $2,022,615
                6,684 (2)   1.5%    $14.96    05/29/2012     48,078      135,785
              -----------  -----    ------    ----------   --------   ----------
              100,000      22.0%                          $ 46,207    2,158,400

Lee Gessner      -           -        n/a        n/a          -             -
Joe L. Powers  20,000 (1)   4.4%    $13.60    05/29/2012    171,059      433,498
Mike Hyatt     60,000 (1)  13.2%    $13.60    05/29/2012    513,178    1,300,494
Phil Stoner    50,000 (1)  11.0%    $13.60    05/29/2012    427,648    1,083,745
--------------------------------------------------------------------------------

(1) Option to purchase Common Stock granted on May 29, 2002, pursuant to the 1992 Stock Incentive Plan. These options typically vest one third on each of the first, second and third anniversary dates of the grant, or as otherwise provided in the specific option agreement.

(2)  Option to purchase either Common or Class B Common Stock granted on May 29,
     2002, pursuant to the 1992 Stock Incentive Plan. These options typically vest one third on each of the first, second and third anniversary dates of the grant, or as otherwise provided in the specific option agreement.

(3) Assumes exercise of option to purchase shares of Class B Common Stock when either Common Stock or Class B Common Stock may be purchased.


                           Fiscal Year-End Option Values
                           -----------------------------

The following table provides information as to the aggregate number of shares of Common Stock and Class B Common Stock covered by both exercisable and unexercisable stock options as of March 31, 2003, and the values for the "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock or Class B Common Stock. No options were exercised by the Named
Officers during the fiscal year ended March 31, 2003.


                           Number of Securities
                                Underlying              Value of Unexercised
                           Unexercised Options          In-The-Money Options
                           at Fiscal Year-End (#)     at Fiscal Year-End ($)(1)
                        ---------------------------- ---------------------------
Name                    Exercisable    Unexercisable  Exercisable  Unexercisable
----                    -----------    -------------  -----------  -------------
Sam Moore                 30,000          320,000          -         $1,380,729
Lee Gessner               27,333           86,667       $20,133         126,867
Joe L. Powers             15,000           90,000          -            102,200
Mike Hyatt                 6,667           68,333         9,899          12,251
Phil Stoner               17,500           57,500        11,200          11,075

(1) Certain outstanding options are exercisable for either Common Stock or Class B Common Stock and, where appropriate, the value of unexercised options reflects gains based on the closing price of either stock depending on which option to purchase stock was "in-the-money" at fiscal year end. On March 31, 2003, the closing prices of the Common Stock and Class B Common Stock on the New York Stock Exchange were $8.51 and $13.45, respectively.


Directors Compensation
----------------------

     Directors not otherwise employed by the Company receive $1,200 per month plus $1,000 for attending, in person, each meeting of the Board of Directors or any committee, when such committee meetings are separately called and held. Directors attending such meetings by means of a telephone conference call receive $500 for each meeting. Board members who are employed as officers by the Company receive no extra compensation for their services as directors or committee members. All directors are reimbursed by the Company for expenses incurred by them in connection with their service on the Board of Directors and committees.

     In fiscal 1998, the Company adopted the 1997 Deferred Compensation Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). Pursuant to the Non-Employee Directors Plan, beginning in September 1997 directors who are not employed as officers of the Company may file with the Company an irrevocable election to defer payment of not less than fifty percent (50%) of the retainer fees to be earned during each fiscal year. Deferred amounts are invested in an account reflected in Company stock equivalent units, the number of which is computed by dividing the amount of the deferred retainer fees by the fair market value of the Company's shares on the date of deferral. Directors may elect the form and timing of payments of deferred amounts (and any earnings reflecting dividends thereon), to be paid in cash from the Company in a lump sum or installment payments after such director's sixty-fifth or seventieth birthday, based on the number of stock equivalent units in such director's account and the fair market value of the Company's shares on the first business day of the year in which payments are made. In addition, pursuant to the 1992 Stock Incentive Plan, each outside director receives a non-qualified stock option to purchase 2,000 shares of Common Stock on the date of each annual meeting of shareholders with an exercise price equal to the fair market value of the Common Stock on such date. The shares subject to such options vest on the first anniversary of the date of grant and are exercisable for a period of ten years.


Employment and Termination Agreements
-------------------------------------

  The Company has employment agreements with each Named Officer that provide for an annual base salary, fringe benefits, life insurance and the opportunity to receive incentive and bonus compensation. The employment agreements of Sam Moore and Joe Powers each contain certain provisions that entitle them to receive certain payments including a severance payment and (at the employee's election) the cash out of certain stock and stock-based awards under Company incentive plans in the event they are involuntarily terminated or resign with good reason within contracted time periods following a change in control of the Company. Sam Moore's severance payment is equal to 2.99 times his then current base salary, and Joe Powers' severance payment is equal to 2 times his then current base salary. In addition, if Sam Moore retires after the expiration of his employment agreement (March 31, 2003), he will be entitled to a lump sum payment by the Company equivalent to two years' base salary, in special recognition of his service to the Company.


Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The members of the Compensation Committee of the Board of Directors during 2003 were Millard V. Oakley (Chairman), Brownlee O, Currey, Jr. and W. Lipscomb Davis, Jr. No member of the Compensation Committee has ever served as an officer of, or been employed by, the Company. During 2003, Mr. Oakley, Mr. Currey and Mr. Davis did not have any relationship requiring disclosure by the Company. There is no interlock with respect to Mr. Oakley, Mr. Currey and Mr. Davis.


                        COMPENSATION COMMITTEE REPORT

     Decisions concerning the compensation of the Company's executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee is responsible for reviewing and setting the compensation of the Company's senior executives and for establishing general executive compensation policies for the Company.

Compensation Philosophy and Policies for All Executive Officers
---------------------------------------------------------------

     The Compensation Committee believes that the primary objectives of the Company's executive compensation policy should be:

  - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in the publishing business, while maintaining compensation within levels that are consistent with the Company's business plan, financial objectives and operating performance;

  - to provide appropriate incentives for executives to work towards the achievement of the Company's annual performance targets established in the Company's business plan; and

  - to more closely align the interests of its executives with those of shareholders by providing long-term incentive compensation in the form of stock awards and options or other equity-based, long-term incentive compensation.

     The Compensation Committee believes that the Company's executive compensation policies should be reviewed during the first quarter of the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company's financial performance, its business plan and its position within the publishing industry, as well as the compensation policies of similar companies in the publishing industry. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

     In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company's business strategy, corporate culture and operating performance. Among the factors considered are the following:

  - Comparability--The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

  - Payment for Performance--The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

  - Equity Ownership--The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Company's stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of equity-based incentives with that goal in mind.

  - Qualitative Factors--The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives, development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

     In connection with the annual review of the Company's executive compensation policies, the Compensation Committee deemed it appropriate to engage a nationally recognized compensation consulting firm (the "Consultant") to assist the Compensation Committee in its review and to provide advice with respect to the Company's compensation arrangements for the Company's senior executive officers for fiscal 2003. The peer group, which the Compensation Committee utilized for purposes of evaluating compensation for executive officers, consisted of publishing companies that are similar to the Company in size.


Compensation of Executive Officers
----------------------------------

     The Compensation Committee believes that the compensation for each of its executive officers should consist of a base salary, the potential for an annual cash bonus and equity-based long-term incentive compensation. The Compensation Committee has applied the policies described herein to fiscal 2003 compensation for executive officers, including the Named Officers.

     Base Compensation. In determining whether an increase in base compensation for its executive officers was appropriate for fiscal 2003, the Compensation Committee reviewed salary ranges recommended by the Consultant and sought the advice of the Chief Executive Officer. The Compensation Committee subjectively determined base compensation on the basis of discussions with the Chief Executive Officer, a review of the base compensation of executive officers of comparable companies, the advice of the Consultant, the committee's experience with the Company and in business generally, and what it viewed to be appropriate levels of base compensation after taking into consideration the performance of the Company and the contributions of each executive officer. As a result of this review, the base salaries for the Named Officers for fiscal 2003 remained the same as fiscal 2002 in total, with specific changes varying from an 11% reduction to a 14% increase, reflecting the Compensation Committee's subjective judgment as to the competitive level of the compensation being paid to each executive, the executive's contribution to the Company's performance and the responsibilities undertaken by the executive officer. As a result of these increases, base salaries for the Named Officers were set for fiscal 2003 at approximately the 50th to the 75th percentile of the base compensation of executives with similar responsibilities at comparable companies. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors, which it applied subjectively in reaching its base compensation decisions.

     Annual Incentive and Bonus Compensation. For fiscal 2003, the Compensation Committee established performance goals for awarding cash incentive payments, including targeted pre-tax profits for the Company, improvements in the Company's return on assets ratio and, for certain Named Officers, pre-determined margin contributions for specific divisions of the Company. The amount of any potential award varied with each executive officer. Based on these performance goals, the Named Officers earned an aggregate of $516,100 in annual incentive payments for fiscal 2003.

     Long-Term Incentive Compensation. The Compensation Committee believes the Company should make it a part of its regular executive compensation policies to grant annual awards of long-term, equity based incentives to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term, equity-based incentive compensation to the other executive officers.

     As part of the Compensation Committee's annual review of the Company's executive compensation policies for fiscal 2003 and based upon the recommendations of the Consultant, the Compensation Committee determined to grant stock options with an exercise price based on the fair market value of the Common Stock on the date of grant as long-term, equity-based incentive compensation to the Company's management team. Accordingly, during fiscal 2003, the Compensation Committee considered, with the assistance of the Consultant, the amount of stock option holdings by its senior executives in relation to the holdings by senior executives of comparables companies. As a result of this analysis, the Compensation Committee granted to the Named Officers annual stock option awards ("Annual Options") to purchase an aggregate of 230,000 shares of Common Stock. The Annual Options vest at a rate of 33 1/3% on the first through third anniversaries of the date of grant, subject to certain performance goals, and vest in full if the executive is employed on the third anniversary of the date of grant, regardless of whether such goals are met.

     Chief Executive Officer Compensation. The Compensation Committee reviewed the performance of the Company and Sam Moore as its Chairman, Chief Executive Officer and President in determining his compensation for the 2003 fiscal year. The Compensation Committee took into account the Company's financial performance compared to companies included in the Peer Group Index, the base compensation of Mr. Moore relative to the chief executive officers of comparable companies, the advice of the Consultant and the longevity of Mr. Moore's service to the Company. In light of these considerations, the Compensation Committee determined that his base compensation for fiscal 2003 should be $400,000.
Based on meeting certain performance goals, Sam Moore earned a cash incentive payment award in the amount of $196,300 and received option grants to purchase 93,316 shares of Common Stock and 6,684 shares of either Common or Class B Common Stock during fiscal 2003. In addition, in June 2003, the Compensation Committee approved a grant to Mr. Moore of an option under the 2003 Stock Incentive Plan to purchase 300,000 shares of Class B Common Stock at an exercise price of $12.33, subject to shareholder approval of the Plan.

     Federal Income Tax Deductibility Limitations. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993 ("OBRA"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. The statute, however, exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company's stock incentive plans are intended to qualify as performance-based compensation; however, the Compensation Committee recognizes that interpretations of the Internal Revenue Service with respect to
Section 162(m) matters may result in compensation related to certain options not qualifying for exclusion from the $1,000,000 limit. During fiscal 2003, none of the executive officers received compensation that exceeded the $1,000,000 limit on deductibility.


                                           Respectfully submitted,

                                           Millard V. Oakley, Chairman
                                           Brownlee O. Currey, Jr.
                                           W. Lipscomb Davis, Jr.



                            AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. A copy of the Audit Committee Restated Charter is attached hereto as Appendix A and incorporated herein by reference.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements, as well as the selection, application and disclosure of critical accounting policies used in such financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee has considered whether the independent auditors' non-audit services to the Company are compatible with maintaining the auditors' independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with external auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended March 31, 2003, for filing with the Securities and Exchange Commission. The Company has engaged KPMG LLP as its independent auditors for fiscal 2004.

                                           Respectfully submitted,

                                           W. Lipscomb Davis, Jr., Chairman
                                           Brownlee O. Currey, Jr.
                                           Robert J. Niebel, Sr.


     The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.


Performance Graph

     The following graph compares the five-year cumulative returns of $100 invested on March 31, 1998, assuming the reinvestment of all dividends, in
(i) the Common Stock, (ii) the Class B Common Stock, (iii) the Russell 2000 Index ("Russell 2000 Index"), (iv) Standard & Poor's SmallCap 600 Index
("S&P SMALLCAP 600 Index") and (v) an index compiled by the Company and composed of the publicly traded common stock of selected publishing companies (the "Peer Group Index"). The returns on the common stock of each member of the Peer Group Index have been weighted to reflect relative stock market capitalization.





              (LINE GRAPH PLACED HERE REPRESENTING DATA BELOW)






                                      1998   1999   2000   2001   2002   2003
                                      ----   ----   ----   ----   ----   ----
Thomas  Nelson, Inc. -
   Common  Stock (TNM)                $100   $ 74   $ 59   $ 49   $ 94   $ 66
Thomas  Nelson, Inc. -
   Class  B Common Stock (TNM.B)       100     58     53     43     80     89
Russell 2000 Index                     100     84    115     97    111     81
S&P SMALLCAP 600 Series                100     81    106    104    127     96
Peer Group Index                       100    102    107    107    121     80

The Peer Group Index is comprised of the following six publicly traded companies:

   Courier Corp.      Reader's Digest Assoc.     Value Line, Inc.
   Meredith Corp.     Scholastic Corporation     John Wiley & Sons, Inc.




                            PROPOSAL NO. 2

                APPROVAL OF 2003 STOCK INCENTIVE PLAN

     Shareholders are being asked to approve the 2003 Stock Incentive Plan (hereinafter referred to as the "2003 Stock Incentive Plan" or the "Plan").
The purpose of the 2003 Stock Incentive Plan is to promote the interests of the Company by, among other things, attracting, motivating and retaining qualified employees, consultants and directors who are not employees of the Company through the use of stock incentives.

     The Company's current stock incentive plan, the 1992 Stock Incentive Plan, was originally adopted by the Company's shareholders in August 1992, was amended by the Board of Directors to make certain changes in May 1994, June 1995 and March 1998, and amendments were approved by the shareholders in July 1995. The 1992 Stock Incentive Plan authorized an aggregate of 2,140,000 shares of the Common Stock and Class B Common Stock, which could be awarded in any combination of Common Stock and Class B Common Stock and 140,000 of the authorized shares can be awarded solely as annual grants to non-employee Directors of the Company. Currently, 349,825 shares of Common Stock or Class B Common Stock are available for grant under the 1992 Stock Incentive Plan. The 1992 Stock Incentive Plan expires on June 27, 2005.

     The 2003 Stock Incentive Plan authorizes 1,000,000 shares of Stock. Any number of shares of Common Stock or Class B Common Stock may be awarded under the Plan so long as the total number of shares of Stock awarded does not exceed 1,000,000 shares, but no more than 200,000 shares may be issued as Restricted Stock and no more than 500,000 shares may be issued upon exercise of Options qualified under Section 422 of the Code (Incentive Stock Options).

     The Compensation Committee, which consists entirely of directors who are not employees of the Company ("Outside Directors"), reviewed the Company's stock-based incentive compensation plans and concluded based, in part, on the recommendations of a compensation consultant engaged by the Company to review its compensation levels and policies, that there are no longer enough shares available for issuance under the 1992 Stock Incentive Plan to provide flexibility for stock-based compensation to establish appropriate long-term incentives and achieve Company objectives. The Compensation Committee and the Board of Directors believe that a key element of officer, key employee and Outside Director compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers, key employees and Outside Directors, thereby providing substantial motivation for superior performance and aligning their interests with shareholders. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to attract and retain those officers, employees, consultants and Outside Directors who are important to the long-term success of the Company, the Board of Directors approved the adoption, subject to shareholder approval, of the 2003 Stock Incentive Plan. The Board of Directors believes that approval of the 2003 Stock Incentive Plan is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees, consultants and Outside Directors through the use of stock incentives.

     Under the Omnibus Reconciliation Act of 1989 ("OBRA"), compensation expense with respect to Stock Options, Stock Appreciation Rights ("SARs") and Other Stock-Based Awards having an exercise price that is equal to or greater than the fair market value of the underlying stock at the time of grant are exempt from the $1,000,000 limitation on deductibility if, among other things, the Options or SARs are granted pursuant to a plan approved by shareholders which contains a per person limit on the number of shares underlying stock-based awards which may be granted during a specific period to a particular executive. If the 2003 Stock Incentive Plan is approved by shareholders, it is anticipated that awards of such stock-based compensation under the 2003 Stock Incentive Plan to the Named Officers will not exceed the limitations imposed by OBRA.

     As described in more detail below, the 2003 Stock Incentive Plan contains the following provisions:

  - The Plan limits the grant of Incentive Stock Options ("ISOs") to 500,000 shares in total issued upon exercise of ISOs under the Plan. The Plan also prohibits the Committee from awarding ISOs to anyone other than an employee of the Company or its Subsidiaries and provides that no employee shall receive ISO treatment for Options vesting in one year with respect to shares of Stock valued at greater than $100,000 (valued at the time of grant);

  - The Plan limits Restricted Stock awards to 200,000 shares granted under the Plan;

  - The Plan limits the number of shares that may be awarded to any officer (or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code) to 300,000 shares in any period of three (3) consecutive years on or after the effective date of the Plan;

  - The Plan provides that the exercise price of Options granted under the Plan may not be less than the fair market value of the Stock as of the date of the grant;

  - The Plan prohibits the Committee from repricing outstanding Options at a lower exercise price; and

  - In certain situations and subject to certain exceptions, the Plan prohibits the amendment of the Plan without shareholder approval.

     A copy of the 2003 Stock Incentive Plan is attached as Appendix B to this Proxy Statement. If approved by the shareholders, the Plan is effective as of June 11, 2003.


Summary of Material Provisions of the 2003 Stock Incentive Plan
---------------------------------------------------------------

     The following is a summary of the material provisions of the Plan.

     Shares. The Plan will authorize an aggregate of 1,000,000 shares of Common Stock or Class B Common Stock, or approximately 7.5% of the total number of shares of Common Stock or 97.6% of the total number of shares of Class B Common Stock outstanding as of June 23, 2003. These shares are in addition to the 349,825 shares of Common Stock or Class B Common Stock currently available for grant under the 1992 Stock Incentive Plan. Shares awarded under the Plan may consist, in whole or in part, of any combination of shares of Common Stock and Class B Common Stock, subject to limits of 500,000 shares issued upon exercise of ISOs and 200,000 shares of Restricted Stock. The Plan limits the number of shares that may be awarded to any officer (or other person whose compensation may be subject to the limitations on deductibility under
Section 162(m) of the Internal Revenue Code) to 300,000 shares in any period of three (3) consecutive years on or after the effective date of the Plan. If shares subject to an Option under the Plan cease to be subject to such Option, or if shares awarded under the Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of Common Stock or Class B Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the Plan.

     Participation. Awards under the Plan may be made to key employees (including officers), directors and consultants of the Company, its subsidiaries and affiliates, except Outside Directors shall not be eligible to receive grants of ISOs. The Company believes that approximately fifty-five key employees, seven directors and five consultants will be eligible to participate in the Plan.

     Administration. The Plan will be administered by a Committee of no less than two Non-Employee Directors appointed by the Board of Directors and who shall serve at the pleasure of the Board. The initial committee shall be the Compensation Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

     Awards Under the Plan. The Committee will have the authority to grant the following type of awards to officers, key employees, consultants and Outside Directors under the Plan: (1) Stock Options, (2) Stock Appreciation Rights ("SARs"), (3) Restricted Stock, and/or (4) Other Stock-Based Awards; provided that, however, only an employee of the Company or one of its subsidiaries shall be eligible to receive a grant of an ISO.

       1. Stock Options. ISOs and Non-Qualified Stock Options may be granted for such number of shares of Common Stock and Class B Common Stock as the Committee will determine and may be granted alone, in conjunction with, or in tandem with, other awards under the Plan.

           An Option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, but for ISOs, the term will be no more than ten years after the date of grant (or in the case of an employee who owns Stock possessing more than 10% of the total combined voting power of all classes of Stock, more than five years after the date of the grant).
       The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock or Class B Common Stock, as the case may be, as of the date of grant and for any Non-Qualified Stock Option will be not less than 100% of the fair market value as of the date of grant. Payment of the option exercise price may be in cash or check, or such other instrument as the committee may accept, or as determined by the Committee, in the form of shares of Stock already owned by the optionee and held by the optionee for at least six months (valued at the fair market value of the Stock on the date the Option is exercised).

       2. Stock Appreciation Rights. SARs may be granted in conjunction with all or part of a Stock Option and will be exercisable only when the underlying Stock Option is exercisable. Once an SAR has been exercised, the related portion of the Stock Option underlying the SAR will terminate subject to such provisions as the Committee may specify at grant.

           Upon the exercise of an SAR, the Committee will pay to the participant in cash, Common Stock, Class B Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount equal in value to the excess between the fair market value of the Stock on the exercise date and the option price, multiplied by the number of SARs being exercised, with the Committee having the right to determine the form of payment.

           In addition to the foregoing SARs, the Committee may grant limited SARs which will be exercisable only in the event of a change in control of the Company as defined in the Plan. Such Limited SARs shall be settled solely in cash.

       3. Restricted Stock. Restricted Stock may be granted alone, in addition to, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the Committee may determine. The provisions attendant to a grant of Restricted Stock may vary from participant to participant.

           In making an award of Restricted Stock, the Committee will determine the periods during which the Stock is subject to forfeiture, and may grant such Stock at a purchase price established by the Committee. Such price may be zero.

           During the restriction period, the participant may not sell, transfer, pledge or assign the Restricted Stock unless the Committee, in its sole discretion, waives such restrictions. The Committee may require that the stock certificates evidencing the Restricted Stock remain in the possession of the Company until the restrictions have lapsed and that, as a condition of any award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Stock covered by such Award.

        4. Other Stock-Based Awards. The Committee also may grant other types of awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Common Stock or Class B Common Stock. These awards may be granted alone, in addition to, or in tandem with, Stock Options, SARs and Restricted Stock. Such awards will be made upon terms and conditions as the Committee may in its discretion provide subject to the terms and conditions contained in the Plan.

     Change in Control Provisions. Unless otherwise determined by the Committee at grant, if there is a change in control as described in the Plan, any Stock Options awarded under the Plan which are not then exercisable will become fully exercisable and vested. Similarly, the restrictions applicable to Restricted Stock and Other Stock-Based Awards will lapse and such shares and awards will be deemed fully vested.

     A change in control occurs (subject to certain exceptions) if (1) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly owned subsidiary thereof, becomes a beneficial owner directly or indirectly of 40% or more of the combined voting power of the then outstanding securities of the Company that may be cast for election of directors of the Company (subject to certain exceptions),
(2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction, less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction, (3) during any period of two consecutive years, individuals which at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, or (4) there is a sale of substantially all of the assets of the Company in one or a series of related transactions to acquiring persons or entities which are not subsidiaries of the Company and which, together with such acquiring persons or entities, do not own more than 50 percent of the outstanding capital stock of the Company immediately before the sale of assets. Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any person acquired beneficial ownership of more than the permitted amount as a result of the acquisition of securities by the Company which, by reducing the number of voting securities outstanding, increased the proportional number of shares beneficially owned by such person.

     Amendment. The Plan may be amended by the Board of Directors, except that an amendment may not, without the approval of the Company's shareholders,
(1) increase the number of shares available for distribution (except as a result of certain provisions of the Plan providing for adjustment in the event of a change in the corporate structure of the Company), (2) change the minimum exercise price terms applicable for Stock Options, (3) change the provisions governing ISOs (except as required or permitted without shareholder approval under the Code) or (4) make any change for which applicable law or regulatory authority would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. Notwithstanding the foregoing, no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, SAR, Restricted
Stock or Other Stock-Based Award theretofore granted, without the participant's consent. Outstanding options may not be modified to specify a lower exercise price or be cancelled in substitution for a new grant at a lower price.

     Adjustment. In the case of a Stock split, Stock dividend, reclassifica-tion, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock and/or Class B Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the Plan and in the number of shares covered by Options and other awards then outstanding under the Plan and, where applicable, the exercise price for awards under the Plan.

     Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained in the Plan shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet th obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards under the Plan; provided, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

     General Provisions. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if required. The plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee. In addition to any other restrictions on transfer that may be applicable under the Plan or the applicable award agreement, no Stock Option, SAR, Restricted Stock Award, or Other Stock-Based Award or other right issued under the Plan is transferable by the participant without the prior written consent of the Committee, other than (1) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (2) transfers by will or by the laws of descent and distribution.

     Term. The Plan shall be effective as of June 11, 2003 provided that it is approved by the shareholders. No award may be made under this Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to that date may remain in effect beyond such date.

     Awards Granted to Certain Individuals and Groups. Awards that will be issued under the Plan will be made at the discretion of the Compensation Committee, so awards under the Plan (if any) cannot now be determined.

     Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and the exact tax consequences to any participant will depend upon his or her particular circumstances and other factors. The Plan participants are encouraged to consult their own tax advisors with respect to any state tax considerations or particular federal tax implications of awards granted under the Plan.

       1. Incentive Stock Options. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an ISO. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply).

           If a participant sells shares of common stock acquired upon exercise of an ISO before the end of two years from the date of grant and one year from the date of exercise, the participant generally must recognize ordinary income equal to the difference between (a) the fair market value of the shares of common stock at the date of exercise of the ISO (or, if less, the amount realized upon disposition of the share), and
       (b) the exercise price. Otherwise, a participant's disposition of shares of common stock acquired upon the exercise of a Stock Option (including an ISO for which the ISO holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in the shares of common stock. A participant's tax basis generally is equal to the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the Option.

           The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with the exercise (or disposition) of an Option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares of common stock for the ISO holding periods prior to disposition of the shares.

           Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the Option will generally be taxed as a Non-Qualified Stock Option.

       2. Non-Qualified Stock Options. Except as noted below, with respect to Non-Qualified Stock Options: (a) generally, a participant will not recognize income at the time the Option is granted; (b) generally upon exercise of the Option, the participant recognizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

       3. Stock Appreciation Rights. Generally, a participant will not recognize income in connection with the grant of an SAR. When the SAR is exercised, the participant generally will recognize ordinary income in the year of exercise, in an amount equal to the difference between (a) the amount of cash and the fair market value of any shares received and
     (b) any amounts paid for the Stock. The Company generally will be entitled to a tax deduction at the time of the exercise in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of the SAR. If the participant receives Common Stock or Class B Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

       4. Restricted Stock. A participant receiving Restricted Stock generally will recognize ordinary income in an amount equal to the difference between (a) the fair market value of the Restricted Stock at the time the Stock is no longer subject to forfeiture and (b) the amount, if any, paid for the Stock. However, a participant may elect, under
     Section 83(b) of the Code within 30 days of the grant of the Stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of Restricted Stock (determined without regard to the restrictions) over the purchase price of the Restricted Stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election.

           With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

       5. Dividends and Dividend Equivalents. Dividends paid on Restricted Stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

       6. Other Stock-Based Awards. The Federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an Option, an award of Restricted Stock, or in a manner not described herein.

Conclusion and Recommendation
-----------------------------

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt the 2003 Stock Incentive Plan to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company's shareholders generally.

     The Plan will be approved if the number of votes cast in favor of the Plan by holders of Common Stock and Class B Common Stock exceeds the aggregate number of abstentions and votes against it. The Board of Directors recommends a vote FOR approval of the 2003 Stock Incentive Plan.

                       EQUITY COMPENSATION PLAN INFORMATION

       The following table summarizes certain information concerning the Company's equity compensation plans as of March 31, 2003. The Company does not maintain any equity compensation plans under which stock may be issued except those approved by the Company's shareholders.

                           A                  B                    C
               -----------------------------------------------------------------
                   Number of securities                    Number of securities
                   to be issued upon                     remaining available for
                      exercise of      Weighted-average   future issuance under
                   outstanding options  exercise price of   equity compensation
                  warrants and rights     outstanding        plans (excluding
                ---------------------  options, warrants   securities reflected
 Plan Category    Common    Class B       and rights          in Column A)
--------------------------------------------------------------------------------
Equity
compensation     1,378,834  5,000           $10.09              653,825
plans approved                                                 Common and
by securites                                                Class B Common (1)
holders
--------------------------------------------------------------------------------
(1) 349,825 shares available for grant as of June 23, 2003.



          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% beneficial owners are required by regulations of the Commission to furnish the Company with copies of all Section 16(a) reports so filed.

     Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto, and certain written representations furnished to the Company, the Company believes that, during the fiscal year ended March 31, 2003, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements.

                         RELATED PARTY TRANSACTIONS

     Effective October 31, 2001, the Company sold the assets of its gift division to CRG Acquisition Corp., now known as C. R. Gibson, Inc. for consideration of $30.5 million, subject to adjustment. At the date of the sale,
S. Joseph Moore became the President of C. R. Gibson, Inc. Mr. Moore's employment with the Company terminated at the date of sale; however, he remains a member of the Company's board of directors. In connection with the sale transaction, the parties also entered into a Transition Services Agreement whereby the Company provided warehousing, accounting and other administrative services to C.R. Gibson, Inc. The Company received fees under this agreement totaling approximately $3.0 million in fiscal 2002 and approximately $2.3 million in fiscal 2003, until the agreement ended on July 31, 2002. These fees were approximately the same amount as the expenses incurred to provide the services and were recorded as an reduction to selling, general, and administrative expenses in the statements of operations. During the third quarter of fiscal 2003, the Company settled claims and working capital adjustments related to the sale of the gift assets for total consideration of $2.5 million in favor of C.R. Gibson, Inc., which had been fully accrued as a liability on the consolidated balance sheets.

     During the third quarter of fiscal 2003, the Company paid $2.5 million to C.R. Gibson, Inc. to repurchase its former distribution center under the terms of a "put option" from the Asset Purchase Agreement for the sale of the Company's former gift segment. The Company has engaged the services of a commercial real estate broker to list the property for sale. The Company is carrying this property on the consolidated balance sheet as an asset held for sale valued at the estimated fair value, less cost to sell of ($1.8 million) at March 31, 2003.

                       INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the year ended March 31, 2003, were examined by KPMG LLP, independent certified public accountants.

Audit Fees. The aggregate audit fees billed to the Company by KPMG LLC during fiscal 2003 for professional services rendered for the audit of the Company's annual consolidated financial statements and for the reviews of the financial statements included in the quarterly reports on Form 10-Q totaled $152,000.

Financial Information Systems Design and Implementation Fees. No fees were billed to the Company by KPMG LLC during fiscal 2003 for professional services regarding financial information systems design and implementation.

All Other Fees. The aggregate fees billed to us by KPMG LLC during fiscal 2003 for all other services rendered to us totaled $35,000. These fees were related to tax services. KPMG LLC did not provide business-consulting services to the Company in fiscal 2003.

     Representatives of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire, and will be available to answer questions.

             DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
                PRESENTED AT 2004 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2004 must be received in writing by the Company at its executive offices at 501 Nelson Place, Nashville, Tennessee 37214-1000, not later than March 13, 2004, in order to be included in the Company's proxy statement and proxy for that meeting.

     For other shareholder proposals to be timely (but not considered for inclusion in the Company's proxy statement), a shareholder's notice must be received in writing by the Company at its executive offices not less than 60 days nor more than 90 days prior to the meeting of shareholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of such meeting is given or made to the shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the day of the meeting was mailed or such public disclosure was made.

     For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (i) it includes in the proxy statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement.

     In accordance with the Company's Amended Bylaws (the "Amended Bylaws"), nominations of persons for election to the Board of Directors may be made at a meeting of shareholders by or at the direction of the Board of Directors, by any nominating committee or by any shareholder of the Company entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in the Amended Bylaws. The Amended Bylaws require that a shareholder's notice contain certain information with respect to the proposed nominee and as to the shareholder giving the notice. The Company will furnish on request to any shareholder a copy of the relevant section of the Amended Bylaws.

                           METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under the rules and regulations of the New York Stock Exchange, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock and Series B Common Stock. The 2003 Stock Incentive Plan will be approved if a majority of votes cast by holders of shares of Common Stock and Class B Common Stock are cast in favor of the Plan. Broker non-votes will not be counted as votes for or against any director nominee. Abstentions will have the effect of a vote against the Plan. Broker non-votes will not be counted as votes for or against the Plan.

                               MISCELLANEOUS

     The cost of this solicitation of proxies will be borne by the Company. It is anticipated that the solicitation will be made primarily by mail, but regular employees or representatives of the Company may, without additional compensation, also solicit proxies by telephone, telegram, or personal interview and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the Company's expense.

     The Board of Directors is not aware of any business other than that described in this Proxy Statement to be presented for action at the Annual Meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal that may be properly brought before the Annual Meeting in accordance with their judgment.

     The Annual Report to Shareholders for the year ended March 31, 2003, is being mailed to all shareholders entitled to vote at the Annual Meeting. Additional information is contained in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed with the Commission. The Company will furnish without charge to any shareholder a copy of its complete Annual Report on Form 10-K, including the financial statements and schedules thereto, upon written request to Joe L. Powers, Executive Vice President and Secretary, Thomas Nelson, Inc., P. O. Box 141000, Nashville, Tennessee 37214-1000.

     Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee.


July 11, 2003


                                                                   Appendix A


                               RESTATED CHARTER
                                      OF
                               AUDIT COMMITTEE
                            of Thomas Nelson, Inc.


     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist Board oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the outside auditor's qualifications and independence, and the performance of the Company's internal audit function and independent outside auditors.

     In discharging its responsibilities, the Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and the power to retain, at the Company's expense, outside counsel, auditors or other experts or consultants for this purpose. The Committee shall make regular reports to the Board.

     The Committee shall review and reassess the adequacy of this Charter on an annual basis and submit it annually to the Board for approval. The Committee shall also conduct an annual evaluation of the Committee's performance.

     The Committee shall be comprised of not less than three members of the Board, who, as determined by the Board, are independent and meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of the New York Stock Exchange. One member of the Committee shall have accounting or related financial management expertise and each member shall be financially literate as determined by the Board. The Committee also shall consider whether one of its members is a "financial expert" as defined by the Securities and Exchange Commission and whether any member serves on the audit committees of any other public companies.

     The Committee's oversight duties and responsibilities recognize that the Company's management is responsible for preparing the Company's financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Committee members; consequently, in carrying out its duties and responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company's financial statements are true and complete or are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to ensure compliance with laws and regulations or the Company's Code of Conduct.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Committee may undertake additional duties and responsibilities as the Board or the Committee deems appropriate given the circumstances.

  - The Committee shall review and discuss with management and the outside auditors the annual audited and quarterly unaudited financial statements, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation," and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. The Committee also shall review and discuss with the outside auditors the matters required to be discussed by Statements of Auditing Standards ("SAS") No. 61 and No. 90, as may be modified or supplemented. The discussion of the financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements and the discussion of the related disclosure including the "Management's Discussion and Analysis of Financial Condition and Results of Operation" shall occur prior to the filing of the Form 10-Q or 10-K. Additionally, based on such review and discussion, the Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  - The Committee shall discuss earnings press releases prior to their public release, as well as financial information and earnings guidance provided to analysts and rating agencies.

  - The Committee shall discuss with management and the outside auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company's internal controls and processes that could materially affect the Company's financial statements and financial reporting. The Committee shall meet separately, at least quarterly, with management, with the internal auditors, and with the outside auditors and shall review with the outside auditors any audit problems or difficulties and management's response.

  -  The Committee shall:

     -  oversee the work of the outside auditors;

     - resolve disagreements between management and the outside auditors regarding financial reporting;

     - establish hiring policies for employees or former employees of the outside auditors;

     -  preapprove all auditing services to be provided by the outside auditors;

     - preapprove all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Committee to be appropriate and consistent with federal and regulatory provisions;

     - receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information with generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

     - request from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors;

     - discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors' independence;

     - consider whether the outside auditors' non-audit services to the Company are compatible with the auditors' independence; and

     - if determined appropriate by the Committee, recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

  - The Committee shall obtain and review, at least annually, a report by the outside auditors describing the auditing firm's internal quality control procedures; and any material issues raised by most recent internal quality control review or peer review, or by any inquiry of governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the auditing firm and any steps taken to deal with any such issues.

  - The Committee shall receive reports from the principal executive and financial officers of the Company regarding all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and whether they have identified for the outside auditors any material weaknesses in internal controls; regarding any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls; and regarding whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

  - The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

  - The Committee shall have the ultimate authority and responsibility to select (subject, if applicable, to shareholder ratification), determine the compensation of, and, where appropriate, terminate and replace the outside auditors, and the outside auditors shall report directly to the Committee.


Restated August 22, 2002




                                                                   Appendix B

                             THOMAS NELSON, INC.

                         2003 STOCK INCENTIVE PLAN


SECTION 1.  Purpose; Definitions.

     The purpose of the Thomas Nelson, Inc. 2003 Stock Incentive Plan (the "Plan") is to enable Thomas Nelson, Inc. (the "Company") to attract, retain and reward key employees of and consultants to the Company and its Subsidiaries and Affiliates and directors who are not employees of the Company, and to strengthen the mutuality of interests between such key employees, directors and consultants by awarding such key employees and/or directors and consultants performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

     For purposes of the Plan, the following terms shall be defined as set forth below:

  A. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

  B. "Board" means the Board of Directors of the Company.

  C. "Cause" has the meaning provided in Section 5(i) of the Plan.

  D. "Common Stock" means the Company's Common Stock, par value $1.00 par share, and "Class B Common Stock" means the Company Class B Common Stock, par value $1.00 per share.

  E. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

  F. "Committee" means the Committee referred to in Section 2 of the Plan.

  G. "Company" means Thomas Nelson, Inc., a corporation organized under the laws of the State of Tennessee or any successor corporation.

  H. "Disability" means disability as determined under the Company's insurance plans, i.e., its group long-term disability insurance plan.

  I. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

  J. "Effective Date" has the meaning provided in Section 13 of the Plan.

  K. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

  L. "Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Stock on the NYSE or such other market or exchange as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the NYSE or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

  M. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of
     Section 422 of the Code.   An Incentive Stock Option, or a portion thereof,
     shall not be invalid for failure to qualify under Section 422 of the Code, but shall be treated as a Non-Qualified Stock Option.

  N. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

  O. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

  P. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

  Q. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

  R. "NYSE" means the New York Stock Exchange.

  S. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, the Stock.

  T. "Outside Director" means a Non-Employee Director as set forth above.

  U. "Plan" means this Thomas Nelson, Inc. 2003 Stock Incentive Plan, as amended from time to time.

  V. "Restricted Stock" means an award of shares of Stock under Section 7 of the Plan.

  W. "Restriction Period" has the meaning provided in Section 7 of the Plan.

  X. "Retirement" means Normal or Early Retirement.

  Y. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

  Z. "Stock" means the Common Stock and/or the Class B Common Stock as may be specifically designated by the Committee.

 AA. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between
     (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

 BB. "Stock Option" or "Option" means any option to purchase shares of Stock
     (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

 CC. "Subsidiary" means any company (other than the Company) in an unbroken chain of companies beginning with the Company if each of the companies (other than the last company in the unbroken chain) owns stock, membership interests or partnership interests possessing 50% or more of the total combined voting power of all classes of stock, membership interests or partnership interests in one of the other companies in the chain.

     In addition, "Change in Control" has the meaning provided in Section 9 of the Plan.


SECTION 2.  Administration.

     The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Compensation Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

     The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees, and consultants eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards.

     The Board shall have authority to grant such awards hereunder to Outside Directors (except that no Outside Director shall be eligible to receive a grant of an Incentive Stock Option). With respect to such awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

     In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

     (a) To select the officers, key employees, directors and consultants to the Company and its Subsidiaries and Affiliates to whom Stock Options, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

     (b) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

     (c) to determine the number of shares to be covered by each such award granted hereunder;

     (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting, acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 10 hereof;

     (e) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

     (f) to determine whether, to what extent, and under what circumstances shares of Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

     (g) to determine whether to require payment of tax withholding requirements in shares of Stock subject to the award; and

     (h) to impose any holding period required to satisfy Section 16 under the Exchange Act.

     The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.


SECTION 3.  Shares of Stock Subject to Plan.

     (a) As of the Effective Date, the aggregate number of shares of Stock that may be issued under the Plan shall be 1,000,000 shares of Stock. Any number of shares of Common Stock or Class B Common Stock may be awarded so long as the total number of shares of Stock awarded does not exceed 1,000,000 shares, but no more than 200,000 shares shall be issued as Restricted Stock and no more than 500,000 shares shall be issued upon exercise of Options qualified under
Section 422 of the Code. No award of Class B Common Stock may be made if such award would violate any rule of the principal trading market for the Stock or would result in the suspension of trading of the Stock or the delisting of the Stock. No officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 300,000 shares of Stock in any period of three consecutive years on or after the Effective Date of this Plan (the "Section 162(m) Maximum").

     (b) If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends with respect to such shares of Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, the Section 162(m) Maximum, in the number of shares subject to other outstanding awards granted under the Plan and with respect to such other terms as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number; and the Committee may, if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect. Any adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


SECTION 4.  Eligibility.

     Officers, Outside Directors, other key employees and consultants to the Company and its Subsidiaries and Affiliates are eligible to be granted awards under the Plan, except Outside Directors shall not be eligible to receive grants of Incentive Stock Options.


SECTION 5.  Stock Options.

     Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary of the Company.

     Subject to the foregoing, the Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted to officers, Outside Directors, key employees and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 100% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or parent companies, more than five years) after the date the Option is granted.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

     (d) Method of Exercise. Subject to whatever exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time prior to expiration or termination, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Stock already owned by the optionee and held by the optionee for at least six months (in each case valued at the Fair Market Value of the Stock on the date the Option is exercised). No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 12(a).

     (e) Transferability of Options. Except as otherwise determined by the Committee, no Non-Qualified Stock Option shall be transferable by the optionee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, (ii) transfers by will or by the laws of descent and distribution or (iii) as otherwise specified by the Committee. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Termination by Death. Except as otherwise determined by the Committee, subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period ending on the expiration of the stated term of such Stock Option.

     (g) Termination by Reason of Disability. Except as otherwise determined by the Committee, subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) ending upon the expiration of the stated term of such Stock Option, in the case of a Non-Qualified Stock Option and
         (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) one year (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of an Incentive Stock Option.

     (i) Other Termination. Subject to Section 5(j), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, (a) if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, or (b) if an optionee voluntarily terminates employment (except for Disability, Normal or Early Retirement) with the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term, but with respect to an involuntary termination, only if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means
         (i) a participant's conviction of a felony, or of a misdemeanor involving the money or property of the Company or any Subsidiary or Affiliate, or failure to contest prosecution for a felony; (ii) a participant's failure without proper cause to substantially perform the duties and responsibilities of his or her position or to comply in all material respects with the policies or directives of the Company (as determined by the Board of Directors); (iii) a participant's willful misconduct or dishonesty which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate; or (iv) gross negligence in the performance of a participant's duties and responsibilities.

     (j) Incentive Stock Options. The terms of this Plan shall be interpreted, as regards Incentive Stock Options, to preserve the favorable tax treatment of such options under Section 421(a) of the Code. A person who is not an employee of the Company or a Subsidiary is not eligible to receive an Incentive Stock Option. To the extent that the aggregate Fair Market Value of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year under all stock incentive plans of the Company and any Subsidiary exceeds $100,000 (or the amount specified in Section 422 of the Code), determined as of the date an Incentive Stock Option is granted, such Stock Options shall be treated as Non-Qualified Stock Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

     (k) Termination of Consultant. The Committee shall have discretion in determining when a termination under Sections 5(f), (g), (h) or
         (i) above shall occur with respect to a consultant's relationship with the Company.

     (l) Performance and Other Conditions. The Committee may condition the exercise of any Stock Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Stock Option shall vest six months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

     (m) Cancellation. Stock Options that do not remain exercisable after termination pursuant to Sections 5(f), 5(g), 5(h) or 5(i) hereof shall be forfeited and cancelled as of the close of business on the date of termination.

     (n) Termination of Outside Director. Upon termination of an Outside Director's service as a director of the Company, all Stock Options theretofore exercisable and held by such Outside Director will remain vested and exercisable for one year after the date of termination. Any unvested Stock Options held by the Outside Director on the date of termination of service will be forfeited unless otherwise provided by the Board. The Board may, in its sole discretion, elect to accelerate the vesting of any Stock Options in connection with the termination of service of any individual Outside Director.


SECTION 6.  Stock Appreciation Rights

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

           (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of
               Section 5 and this Section 6 of the Plan.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value of the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or such other exchange or market as is the principal trading market for the Stock, or, if no such sale of Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

         (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock actually issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time. To the extent that a Stock Appreciation Right is paid in cash upon exercise, the shares of Stock which would have been issued pursuant to the underlying Stock Option in lieu of such cash payment shall not count towards the limitation contained in
               Section 3 of the Plan and shall remain available for future distribution under the Plan.

           (v) In its sole discretion, the Committee may grant "Limited" Stock Appreciation Rights under this Section 6, i.e., Stock Appreciation Rights that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such Limited Stock Appreciation Rights shall be settled solely in cash.

SECTION 7.  Restricted Stock.

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

           (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

         (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

           (i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, or such other factors or criteria as the Committee may determine in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 12(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

         (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.


SECTION 8.  Other Stock-Based Awards.

     (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this
Section 8 shall be subject to the following terms and conditions:

           (i) Shares subject to awards under this Section 8 and the award agreement referred to in Section 8 (b)(v) below, may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance, or deferral period lapses.

          (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Stock or otherwise reinvested.

         (iii) Any award under Section 8 and any shares of Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

          (iv) In the event of the participant's Retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

           (v) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and the participant.

          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration or as otherwise determined by the Committee.


SECTION 9.  Change in Control Provisions.

     (a) Impact of Event. In the event of a Change in Control after the Effective Date of this Plan, unless otherwise determined by the Committee at grant, subject to the limitations set forth below in this Section 9, the following acceleration provisions shall apply:

           (i) Any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) The restrictions applicable to any Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested;

     The Board or the Committee may impose additional conditions on the acceleration or valuation of any award in the award agreement. The Committee may in its sole discretion determine to cash out the value of awards upon a Change in Control constituting a merger or other corporate transaction for cash consideration to holders of the Company's Common Stock and Class B Common Stock, and in such event any out-of-the-money Options or awards shall terminate upon such Change in Control.

     (b) Definition of Change in Control. For purposes of Section 9(a), a "Change in Control" means the happening of any of the following (except as otherwise specified by the Committee at grant):

           (i) any person or entity, including a "group" as defined in
               Section 13 (d)(3) of the Exchange Act, other than the Company, a wholly-owned subsidiary thereof, any employee benefit plan of the Company or any of its Subsidiaries becomes the beneficial owner of the Company's securities having 40% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other company or entity after such transaction are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

         (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or

          (iv) a sale of substantially all the assets of the Company in one or a series of related transactions to acquiring persons or entities which are not Subsidiaries of the Company and which, together with the persons or entities controlling, controlled by or under common control with such acquiring persons or entities, do not own more than 50 percent of the outstanding capital stock of the Company immediately before the sale of assets.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the then outstanding securities of the Company that may be cast for the election of directors of the Company as a result of the acquisition of securities by the Company which, by reducing the number of voting securities outstanding, increased the proportional number of shares beneficially owned by the Subject Person.

     (c) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an award to the extent such acceleration of vesting would cause the participant or holder of such award to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to section 4999 of the Code, than if accelerated vesting of that portion of the award did not occur. This limitation shall not apply to the extent that the shareholders of the Company or the acquirer approve the acceleration of vesting hereunder in a manner that satisfies section 280G(b)(5)(B) of the Code.


SECTION 10.  Amendments and Termination.

     The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(c) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the pricing terms of Section 5(a), (c) change the provisions governing Incentive Stock Options except as required or permitted without shareholder approval under the provisions governing incentive stock options under the Code, or (d) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Stock is traded, if any) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award theretofore granted, without the participant's consent.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent and the Committee shall not modify any outstanding Option to specify a lower exercise price or accept the surrender of any outstanding Option and authorize a grant of a new Option in substitution therefore specifying a lower exercise price.


SECTION 11.  Unfunded Status of Plan.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12.  General Provisions.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend, which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (f) The Plan and all awards made and actions taken there under shall be governed by and construed in accordance with the laws of the State of Tennessee.

     (g) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, other than
(i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

     (h) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.


SECTION 13.  Effective Date of Plan.

     The Plan shall be effective as of June 11, 2003 (the "Effective Date") provided that it must be approved by a majority of the votes cast by the holders of the Company's capital stock.


SECTION 14.  Term of Plan.

     No Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may remain in effect beyond that date.


SECTION 15.  Cancellation and Rescission of Awards.

     Unless an award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred awards under this Plan at any time, and, unless otherwise determined by the Committee, the Company shall have the additional rights set forth in subsection (d) below, if the participant is not in compliance with all applicable material provisions of the award agreement and the Plan, including the following conditions:

     (a) A participant shall not render services for any organization or engage directly or indirectly in any business which is or becomes competitive with the Company. For participants whose employment has terminated, the judgment of the Committee shall be based on the participant's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company's stockholders, customers, suppliers and competitors, assuming the post-employment responsibilities and such other considerations are deemed relevant given the applicable facts and circumstances. A participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a greater than five percent equity interest in the organization or business.

     (b) A participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or use in other than the Company's business any confidential information or material relating to the business of the Company which is acquired by the participant either during or after employment with the Company.

     (c) A participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment by the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

     (d) Upon exercise, settlement, payment or delivery pursuant to an award, the participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Section 15. Failure to comply with the provisions of this Section 15 prior to, or during the six months after, any exercise, payment or delivery pursuant to an award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the participant in writing of any such rescission within one year after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery pursuant to an award. Such payment shall be made either in cash or by returning to the Company the number of shares of Stock that the participant received in connection with the rescinded exercise, payment or delivery, in which case the Company shall promptly repay the lesser of the exercise price of the then-Fair Market Value of the shares returned.

The Committee may modify the conditions imposed under this Section 15 with respect to any award.